UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2007

Juniata Valley Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania		17059
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-436-8211

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On October 19, 2007, Juniata Valley Financial Corp. issued a press release reporting financial results for the quarter ended September 30, 2007. The aforementioned press release is attached as Exhibit 99.1 to this current reort on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2007, Juniata Valley Financial Corp. ("Company") awarded Stock Options under the Company’s Incentive Stock Option Plan ("Plan") to certain of its officers, including the executive officers listed below.

Francis J. Evanitsky, President and Chief Executive Officer, received an option to purchase 4,738 shares, which will vest over a three-year period, at the grant price of $20.05.

Marcie A. Barber, Senior Vice President and Chief Operating Officer, received an option to purchase 2,394 shares, which will vest over a five-year period, at the grant price of $20.05.

JoAnn N. McMinn, Senior Vice President and Chief Financial Officer, received an option to purchase 2,031 shares, which will vest over a five-year period, at the grant price of $20.05.

The grant date for the stock options is October 16, 2007.

In addition, the Company also entered into Salary Continuation Agreements ("SCA") with each of Marcie Barber, Chief Operating Officer, and JoAnn McMinn, Chief Financial Officer. Under the terms of the SCA, Ms. Barber and Ms. McMinn are entitled to receive $20,000 and $16,000, respectively, each year for 15 years upon regular retirement at age 65. In the case of pre-retirement death, these payments would begin immediately to designated beneficiaries. Additionally, other conditions could trigger reduced payments from the SCA, as follows.

Early retirement, defined as age 62, would result in a reduced amount paid over 15 years. No benefit will be paid if the executive retires before the age of 62.
If the executive experiences a disability prior to retirement age, she will receive a reduced benefit, beginning at normal retirement age, paid over 15 years, based upon the accrued account value.

In the case of a change of control, the executive will begin to receive a reduced benefit, based upon the accrued account value, beginning upon separation from service, and continuing for 15 years.

The company also purchased certain life insurance policies relating to each of Ms. McMinn and Ms. Barber that will provide a split-dollar benefit in the amount of three times salary in the event of death while employed with the Company and two times salary in the event of death after termination of employment, with proper vesting. The death benefit cannot exceed the maximum of $603,000 or $453,000 for Ms. Barber and Ms. McMinn, respectively.

Item 8.01 Other Events.

The Board of Directors of Juniata Valley Financial Corp. declared a dividend of $0.18 per share to common shareholders of record November 15, 2007, payable on December 1, 2007. A copy of the press release announcing the dividend is being furnished as Exhibit 99.1 to this report on Form 8-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniata Valley Financial Corp.

October 19, 2007	By:	JoAnn McMinn

Name: JoAnn McMinn
Title: SVP, Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing earnings and dividend Q3 2007